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Exhibit 3.1(c)

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                              EYEQ NETWORKING, INC.
                            (a Colorado Corporation)
                                      INTO

                              EYEQ NETWORKING, INC.
                            (a Delaware Corporation)

                                   **********

 EYEQ NETWORKING, INC., a corporation organized and existing under the laws of the State of Colorado,

                              DOES HEREBY CERTIFY:

  FIRST: That this corporation was incorporated on the 19th day of May, 1988, pursuant to the Colorado Corporation Code, the provisions of which permit the merger of a corporation of another state and a corporation organized and existing under the laws of the State of Colorado.

     SECOND: That this corporation owns greater than ninety percent of the outstanding shares (of each class) of the capital stock of EYEQ NETWORKING,
 INC., a corporation incorporated on the 27th day of January, 1998, pursuant to the General Corporation Laws of the State of Delaware.

THIRD: That the directors of EYEQ NETWORKING, INC. (a Colorado corporation), by the following resolutions of its Board of Directors, duly adopted by unanimous written consent on
    the 27th day of January, 1998, determined to merge itself into said EYEQ
                                NETWORKING, INC.

                            (a Delaware corporation).
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  RESOLVED, that EYEQ NETWORKING, INC. (a Colorado corporation) merge, and it hereby does merge itself into said EYEQ NETWORKING, INC. (a Delaware corporation) which assumes all of the obligations of EYEQ NETWORKING, INC. (a
                             Colorado Corporation).

   FURTHER RESOLVED, that the merger shall be effective upon filing with the
                        Secretary of State of Delaware.

 FURTHER RESOLVED, that the terms and conditions of the merger are as follows:

  EYEQ Networking, Inc. (a Delaware corporation), the subsidiary corporation, shall issue one share of its common stock in exchange for each share of EYEQ Networking, Inc. (a Colorado corporation), the parent corporation, currently issued and outstanding. The common stock of EYEQ Networking, Inc. (a Colorado corporation), the parent corporation, shall be canceled and EYEQ Networking, Inc. (a Colorado corporation), the parent corporation shall cease to exist.

FOURTH: That the proposed merger has been adopted, approved, certified, executed and acknowledged by EYEQ NETWORKING, INC. in accordance with the laws of the State of Colorado, under which the corporation was organized.

  IN WITNESS WHEREOF, said EYEQ NETWORKING, INC. (a Colorado corporation) has caused this Certificate to be signed by Andrew Panzo, its President, this 9th day of February, 1998.


                             /s/ Andrew Panzo
                             ------------------------
                             Andrew Panzo, President

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